Exhibit 4








                                   AMENDMENT NO. 1
                              dated as of June 1, 1995


                                    amending the


                 $750,000,000 AMENDED AND RESTATED CREDIT AGREEMENT
                              dated as of May 18, 1994


                                        among


                                  MASCO CORPORATION


                               THE BANKS PARTY THERETO


                                         and


                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                      as Agent

                        AMENDMENT NO. 1



             AMENDMENT NO. 1 dated as of June 1, 1995 to the Amended and Restated Credit Agreement dated as of May 18, 1994 (the "Agreement") among MASCO CORPORATION, the BANKS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

             WHEREAS, the undersigned parties desire to amend the Agreement (i) to extend the Termination Date from May
15, 1998 to May 15, 2000, (ii) to reduce certain interest rates and fees, (iii) to increase or reduce the Commitments of certain Banks and add The Bank of New York and The Mitsubishi Bank, Limited as additional Banks and (iv) to make certain other changes;

             NOW, THEREFORE, the parties hereto agree as follows:

             SECTION 1.  Definitions; References.  Unless
otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to "hereof, "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

             SECTION 2.  Amendment of Section 1.01.  Section
1.01 of the Agreement is amended as follows:

             (a) The definition of "Borrower's 1993 Form 10-K" is deleted.

             (b) The following new definitions are added in the appropriate alphabetical order:

             "Amendment No. 1" means Amendment No. 1 dated as of June 1, 1995 to this Agreement.

             "Amendment No. 1 Effective Date" means the date on which Amendment No. 1 became effective pursuant to
      Section 10 thereof.

             "Borrower's 1994 Form 10-K" means the Borrower's annual report on Form 10-K for the year ended December


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      31, 1994, as filed with the Securities and Exchange
      Commission pursuant to the Securities Exchange Act of 1934, as amended.

             (c) The definition of "Continuing Director" is amended by changing the date therein from "May 18, 1994" to "June 1, 1995".

             (d)  The definition of "Termination Date" is
amended by changing the date therein from "May 15, 1998" to "May 15, 2000".

             SECTION 3.  Interest Rates.  (a) The definition of
"CD Margin" in Section 2.07(b) of the Agreement is amended to read as follows:

             "CD Margin" means, subject to Section 2.17:

             (i) for any day on which Level I Status exists,
     32.50 Basis Points;

             (ii) for any day on which Level II Status exists,
     37.50 Basis Points;

             (iii) for any day on which Level III Status exists, 40.00 Basis Points; or

             (iv) for any day on which Level IV Status exists,
     42.50 Basis Points.

             (b)   The definition of "Assessment Rate" in
Section 2.07(b) of the Agreement is amended by changing the statutory reference therein from "12 C.F.R. Section
327.3(d)" to "12 C.F.R. Section 327.4(a)".

             (c) The definition of "Euro-Dollar Margin" in
Section 2.07(c) of the Agreement is amended to read as follows:

             "Euro-Dollar Margin" means, subject to Section
     2.17:

             (i) for any day on which Level I Status exists,
     20.00 Basis Points;

             (ii) for any day on which Level II Status exists,
     25.00 Basis Points;

             (iii) for any day on which Level III Status exists, 27.50 Basis Points; or

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             (iv) for any day on which Level IV Status exists,
     30.00 Basis Points.

             SECTION 4.  Fees.  Section 2.08 of the Agreement
is amended to read as follows:

             SECTION 2.08  Fees

             (a) Facility Fees. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a facility fee calculated, subject to Section 2.17, on a daily basis at the rate per annum of (i) 10.00 Basis Points for any day on which Level I Status exists, (ii) 12.50 Basis Points for any day on which Level II Status exists,
     (iii) 15.00 Basis Points for any day on which Level III Status exists or (iv) 20.00 Basis Points for any day on which Level IV Status exists. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination of the Commitments to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

             (b) Payments. Fees accrued under this Section shall be payable quarterly on the last Domestic
     Business Day of each March, June, September and
     December and upon the termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

SECTION 5.  Application of Interest Rates and Fees.  Section
2.17 is amended to read as follows:

             SECTION 2.17. Application of Interest Rates and Fees. Interest and fees shall accrue on and after the Amendment No. 1 Effective Date at the rates described in Sections 2.07 and 2.08. Interest and fees
     (including commitment fees) for all periods prior to the Amendment No. 1 Effective Date shall be calculated and paid in accordance with this Agreement as in effect before the Amendment No. 1 Effective Date.

             SECTION 6.  Financial Information.  (a)  Section
     4.04(a) of the Agreement is amended by changing the date therein from "December 31, 1993" to "December 31, 1994" and

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
     by changing the words "Borrower's 1993 Form 10-K" therein to "Borrower's 1994 Form 10-K."

             (b) Section 4.04(b) of the Agreement is amended by changing the date therein from "December 31, 1993" to "December 31, 1994".

             SECTION 7.  Illegality.  The first sentence of
     Section 8.02 of the Agreement is amended by changing the words "the date of this Agreement" therein to "June 1, 1995".

             SECTION 8.  Increased Cost and Reduced Return.
     The first sentence of each of Section 8.03(a) and Section
     8.03(b) of the Agreement is amended by changing the words
     "the date hereof" therein to "June 1, 1995".

             SECTION 9.  Amendment of Signature Pages.  The
     signature pages of the Agreement are amended as follows:

             (a) The Commitment set forth opposite the name of Morgan Guaranty Trust Company of New York is increased from
     "$75,000,000" to "$80,000,000".

             (b) The Commitment set forth opposite the name of Comerica Bank is reduced from "$70,000,000" to "$65,000,000".

             (c) The Commitment set forth opposite the name of NationsBank of Texas, N.A. is increased from "$45,000,000" to "$55,000,000".

             (d) The name of "Continental Bank N.A." is changed to "Bank of America Illinois" and the Commitment set forth opposite the name of such Bank is increased from "$30,000,000" to "$60,000,000".

             (e) The following new Commitment and signature line are added after the Commitment and signature line of "ROYAL
     BANK OF CANADA":

              $30,000,000                   THE BANK OF NEW YORK

                                             By
                                                Title:.

             (f) The Commitment set forth opposite the name of Commerzbank Aktiengesellschaft Grand Cayman Branch is increased from "$20,000,000" to "$30,000,000".


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             (g)   The following new Commitment and signature line
     are added after the Commitment and signature line of "ISTITUTO BANCARIO SAN PAOLO DI TORINO, S.p.A.":

             $20,000,000              THE MITSUBISHI BANK, LIMITED

                                      By
                                          Title:.

       (h)  The names of Bank of America NT&SA, Citibank, N.A.
     and National City Bank and the Commitments set forth opposite their respective names are deleted.

                  SECTION 10.  Effectiveness of This Amendment.
     This Amendment shall become effective on the date (the
     "Amendment No. 1 Effective Date") when each of the following conditions shall have been satisfied:

                  (a) the Agent shall have received counterparts hereof signed by each of the parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it a facsimile or other written confirmation that such party has executed a counterpart hereof);

                  (b) the Agent shall have received an opinion of John R. Leekley, Vice President-General Counsel of the
         Borrower, substantially in the form of Exhibit A hereto;

                  (c) the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the Amendment No. 1 Effective Date, certifying that (i) as of such date, no Default (as defined in the Agreement as amended hereby) shall have occurred and be continuing, and (ii) the representations and warranties of the Borrower contained in the Agreement as amended hereby are correct as though made on and as of such date;

                  (d)  the Agent shall have received, for the
         account of each of The Bank of New York and The Mitsubishi Bank, Limited, a duly executed Note dated on or before the Amendment No. 1 Effective Date, complying with the provisions of Section 2.05 of the Agreement; and

                  (e) the Agent shall have received all documents it may reasonably request relating to the existence of


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
         the Borrower, the corporate authority for and the validity of this Amendment and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Amendment shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 15, 1995. The Agent shall promptly notify the Borrower and the Banks of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding on all parties hereto.

             SECTION 11.  Governing Law.  This Amendment shall
be governed by and construed in accordance with the laws of the State of New York.

             SECTION 12.  Counterparts.  This Amendment may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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
             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       The Borrower:

                                       MASCO CORPORATION


                                       By /s/ Robert B. Rosowski
                                          Title:  Vice President-
                                                    Controller



                                       The Banks:

                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                       By /s/ Timothy S. Broadbent
                                          Title:  Vice President


                                       COMERICA BANK


                                       By /s/ Charles L. Weddell
                                          Title:  Vice President


                                       NBD BANK


                                       By /s/ Richard H. Huttenlocher
                                          Title:  Vice President


                                       BANK OF AMERICA NT&SA


                                       By /s/ Steven K. Ahrenholz
                                          Title:  Vice President



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
                                       BANK OF AMERICA ILLINOIS


                                       By /s/ Steven K. Ahrenholz
                                          Title:  Vice President


                                       NATIONSBANK OF TEXAS, N.A.


                                       By /s/ Michael S. Zehfuss
                                          Title:  Senior Vice President


                                       CITIBANK, N.A.


                                       By /s/ Barbara A. Cohen
                                          Title:  Vice President


                                       THE FIRST NATIONAL BANK OF
                                         CHICAGO


                                       By /s/ Susan L. Comstock
                                          Title:  Vice President


                                       PNC BANK, NATIONAL
                                         ASSOCIATION


                                       By /s/ John F. Broeren
                                          Title:  Assistant Vice
                                                    President


                                       THE BANK OF NOVA SCOTIA


                                       By /s/ F.C.H. Ashby
                                          Title:  Senior Manager Loan
                                                    Operations

                                       ROYAL BANK OF CANADA
                                       By /s/ Patricia L. Shupert
                                          Title:  Manager, Corporate
                                                     Banking


                                       THE BANK OF NEW YORK


                                       By /s/ H. Stephen Griffith
                                          Title:  Vice President


                                       COMMERZBANK AKTIENGESELLSCHAFT
                                         GRAND CAYMAN BRANCH


                                       By /s/ Carol M. Otten
                                          Title:  Assistant Treasurer

                                       By /s/ Dr. Helmut R. Tollner
                                          Title:  Executive Vice
                                                    President


                                       WACHOVIA BANK OF GEORGIA, N.A.


                                       By /s/ Terry L. Akins
                                          Title:  Senior Vice President


                                       CHEMICAL BANK


                                       By /s/ Rosemary Bradley
                                          Title:  Vice President


                                       THE DAI-ICHI KANGYO BANK, LTD.,
                                         CHICAGO BRANCH


                                       By /s/ Masami Tsuboi
                                          Title:  Vice President

                                       DEUTSCHE BANK AG CHICAGO BRANCH
                                         AND/OR CAYMAN ISLANDS BRANCH


                                       By /s/ Pamela Neal
                                          Title:  Assistant Vice
                                                    President

                                       By /s/ David S. Berger
                                          Title:  Assistant Vice
                                                    President


                                       DRESDNER BANK AG CHICAGO AND
                                         GRAND CAYMAN BRANCHES


                                       By /s/ Haig Garabedian
                                          Title:  Vice President

                                       By /s/ E.R. Holder
                                          Title:  Senior Vice President


                                        ISTITUTO BANCARIO SAN PAOLO
                                          DI TORINO, S.p.A.


                                       By /s/ Roberto Gorlier
                                          Title:  First Vice President
                                                    and Deputy General
                                                    Manager

                                       By /s/ William J. DeAngelo
                                          Title:  First Vice President


                                       THE MITSUBISHI BANK, LIMITED


                                       By /s/ Noboru Kobayashi
                                          Title:  Senior Vice President
                                                    and Joint General
                                                    Manager


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
                                       NATIONAL CITY BANK


                                       By /s/ Andrew J. Walshaw
                                          Title:  Account Representative


                                       THE SANWA BANK LIMITED


                                       By /s/ Richard H. Ault
                                          Title:  Vice President


                                       SOCIETY NATIONAL BANK


                                       By /s/ Michael J. Jackson
                                          Title:  Vice President


                                       THE SUMITOMO BANK, LIMITED


                                       By /s/ Hiroyuki Iwami
                                          Title:  Joint General Manager



                                       The Agent:

                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                       By /s/ Timothy S. Broadbent
                                          Title:  Vice President


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
                                                             EXHIBIT A



                                     OPINION OF
                              COUNSEL FOR THE BORROWER


                                                   ___________ __, 199_


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:


             I am Vice President-General Counsel of Masco
Corporation (the "Borrower") and am familiar with the Amended and Restated Credit Agreement dated as of May 18, 1994 among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement") and Amendment No. 1 dated as of June 1, 1995 thereto ("Amendment No. 1"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 11 of Amendment No. 1.

             I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

             Upon the basis of the foregoing, I am of the opinion that:

             1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses substantially as now conducted.

             2. The execution, delivery and performance by the Borrower of Amendment No. 1, the Credit Agreement as amended thereby and the Notes being issued today to The Bank of New York and The Mitsubishi Bank, Limited (the "New Notes") are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower, require no action in respect of the Borrower by, or filing in respect of the Borrower with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934, as amended) and do not contravene, or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument known to me to be binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries under any such agreement or instrument.

             3. Each of Amendment No. 1 and the Credit Agreement as amended thereby constitutes a valid and binding agreement of the Borrower and each of the New Notes constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

             4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in my opinion, is likely to have a material adverse effect on the business or financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of Amendment No. 1, the Credit Agreement as amended thereby or the New Notes.


                                   Very truly yours,



                                   John R. Leekley
                                   Vice President and
                                      General Counsel

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